Exhibit 99.2
Fannie Mae 2011 Second-Quarter Credit Supplement August 05, 2011

This presentation includes information about Fannie Mae, including information contained in Fannie Mae’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, the “2011 Q2 Form 10-Q.” Some of the terms used in these materials are defined and discussed more fully in the 2011 Q2 Form 10-Q and in Fannie Mae’s Form 10-K for the year ended December 31, 2010, the “2010 Form 10-K.” These materials should be reviewed together with the 2011 Q2 Form 10-Q and the 2010 Form 10-K, copies of which are available on the “SEC Filings” page in the “Investors” section of Fannie Mae’s Web site at www.fanniemae.com. Some of the information in this presentation is based upon information that we received from third-party sources such as sellers and servicers of mortgage loans. Although we generally consider this information reliable, we do not independently verify all reported information. This presentation includes forward-looking statements relating to future home price changes. These statements are based on our opinions, analyses, estimates, forecasts and other views on a variety of economic and other information, and changes in the assumptions and other information underlying these views could produce materially different results. The impact of future home price changes on our business, results or financial condition will depend on many other factors. Due to rounding, amounts reported in this presentation may not add to totals indicated (or 100%). A zero indicates less than one half of one percent. A dash indicates a null value. 1

Table of Contents Slide Home Price Growth/Decline Rates in the U.S. 3 Home Price Change Peak-to-Current as of 2011 Q2 4 Fannie Mae Acquisition Profile by Key Product Features 5 Fannie Mae Credit Profile by Key Product Features 6 Fannie Mae Credit Profile by Origination Year and Key Product Features 7 Fannie Mae Credit Profile by State 8 Fannie Mae Alt-A Credit Profile by Key Product Features 9 Fannie Mae Single-Family Serious Delinquency Rates by State and Region 10 Fannie Mae Single-Family Completed Workouts by Type 11 Home Affordable Modification Program (HAMP) 12 Fannie Mae Modifications of Single-Family Delinquent Loans 13 Performance of Fannie Mae Modified Loans 14 Fannie Mae Single-Family Cumulative Default Rates 15 Fannie Mae Single-Family Real Estate Owned (REO) in Selected States 16 Fannie Mae Multifamily Credit Profile by Loan Attributes 17 Fannie Mae Multifamily Credit Profile by Acquisition Year 18 Fannie Mae Multifamily Credit Profile by Region and State 19 Fannie Mae Multifamily 2011 YTD Credit Losses by State 20 2

FannieMae

Home Price Growth/Decline Rates in the U.S.



Fannie Mae Home Price Index
15%
10%
5%
0%
-5%
-10%
-15%
7.0%
6.3%
7.5%
7.6%
10.7%
11.5%
2.7%
-4.1%
-10.4%
-3.7%
-4.0%
-0.3%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011*

	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011*
S&P/Case-Shiller Index	**9.8%**	**7.7%**	**10.6%**	**10.7%**	**14.6%**	**14.7%**	**-0.3%**	**-8.4%**	**-18.4%**	**-2.5%**	**-3.8%**	**-4.2****

Growth rates are from period-end to period-end.

*Year-to-date as of Q2 2011. Initial estimate based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of June 2011, supplemented by preliminary data available for July 2011. Including subsequent data may lead to materially different results.

** Year-to-date as of Q1 2011.

We expect peak-to-trough declines in home prices to be in the 23% to 29% range (comparable to a decline in the 32% to 40% range using the S&P/Case-Shiller index method).

Note: Our estimates differ from the S&P/Case-Shiller index in two principal ways: (1) our estimates weight expectations by number of properties, whereas the S&P/Case-Shiller index weights expectations based on property value, causing changes in home prices on higher priced homes to have a greater effect on the overall result; and (2) our estimates attempt to exclude sales of foreclosed homes because we believe that differing maintenance practices and the forced nature of the sales make foreclosed home prices less representative of market values, whereas the S&P/Case-Shiller index includes sales of foreclosed homes. We calculate S&P/Case-Shiller comparison numbers shown above for the peak-to-trough forecast by modifying our internal home price estimates to account for weighting based on property value and the impact of foreclosed property sales. In addition to these differences, our estimates are based on our own internally available data combined with publicly available data, and are therefore based on data collected nationwide, whereas the S&P/Case-Shiller index is based on publicly available data, which may be limited in certain geographic areas of the country. Our comparative calculations to the S&P/Case- Shiller index provided above are not modified to account for this data pool difference.

3

Home Price Change Peak-to-Current as of 2011 Q2* Top %: State/Region Home Price Decline Rate percentage from applicable peak in that state/region through June 30, 2011 Bottom %: Percent of Fannie Mae single-family conventional guaranty book of business by unpaid principal balance as of June 30, 2011 Note: Regional home price decline percentages are a housing stock unit-weighted average of home price decline percentages of states within each region. * Source: Fannie Mae. Initial estimate based on purchase transactions in Fannie-Freddie acquisition and public deed data available through the end of June 2011, supplemented by preliminary data available for July 2011. Including subsequent data may lead to materially different results. 4

Fannie Mae Acquisition Profile by Key Product Features Credit Characteristics of Single-Family Business Volume (1) Acquisition Year 2011 Q2 2011 Q1 2010 2009 2008 2007 2006 2005 2004 Unpaid Principal Balance (billions) $93.3 $162.2 $595.0 $684.7 $557.2 $643.8 $515.8 $524.2 $568.8 Weighted Average Origination Note Rate 4.75% 4.40% 4.64% 4.93% 6.00% 6.51% 6.45% 5.73% 5.63% Origination Loan-to-Value Ratio <= 60% 27.3% 30.3% 30.3% 32.6% 22.7% 16.7% 18.6% 21.4% 23.1% >60% and <= 70% 14.4% 15.7% 15.9% 17.0% 16.1% 13.5% 15.1% 16.3% 16.2% >70% and <= 80% 36.6% 37.5% 38.5% 39.9% 39.5% 44.7% 49.6% 46.2% 43.1% >80% and <= 90% 10.2% 8.5% 8.6% 6.9% 11.7% 9.1% 6.8% 7.4% 8.2% >90% and <= 100% (2) 8.1% 5.8% 5.2% 3.3% 10.0% 15.8% 9.7% 8.5% 9.3% > 100% (2) 3.4% 2.2% 1.6% 0.4% 0.1% 0.1% 0.2% 0.2% 0.2% Weighted Average Origination Loan-to-Value Ratio 70.6% 68.5% 68.4% 66.8% 72.0% 75.5% 73.4% 72.0% 71.4% Weighted Average Origination Loan-to-Value 67.6% 66.0% 66.0% 65.8% Ratio Excluding HARP (3) FICO Credit Scores (4) 0 to < 620 0.7% 0.4% 0.4% 0.4% 2.8% 6.4% 6.2% 5.4% 5.6% >= 620 and < 660 2.7% 1.5% 1.6% 1.5% 5.7% 11.5% 11.2% 10.7% 11.5% >=660 and < 700 9.1% 6.8% 6.6% 6.5% 13.9% 19.2% 19.6% 18.9% 19.4% >=700 and < 740 18.1% 16.9% 16.1% 17.2% 21.7% 22.6% 23.0% 23.2% 23.9% >=740 69.2% 74.4% 75.1% 74.4% 55.8% 40.1% 39.7% 41.5% 39.2% Missing 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.2% 0.3% 0.4% Weighted Average FICO Credit Score (4) 756 762 762 761 738 716 716 719 715 Product Distribution Fixed-rate 91.5% 93.5% 93.7% 96.6% 91.7% 90.1% 83.4% 78.7% 78.8% Adjustable-rate 8.5% 6.5% 6.3% 3.4% 8.3% 9.9% 16.6% 21.3% 21.2% Alt-A (6) 1.8% 1.0% 0.9% 0.2% 3.1% 16.7% 21.8% 16.1% 11.9% Subprime 0.3% 0.7% 0.7% 0.0% Interest Only 0.7% 0.7% 1.3% 1.0% 5.6% 15.2% 15.2% 10.1% 5.0% Negative Amortizing 0.0% 0.3% 3.1% 3.2% 1.9% Refinance 68.9% 81.9% 77.4% 79.9% 58.6% 50.4% 48.3% 53.1% 57.3% Total Refi Plus (3)(5) 31.2% 24.4% 23.4% 10.6% HARP (3)(5) 11.1% 9.1% 9.0% 3.8% HARP Weighted Average Origination Loan-to-Value 94.5% 93.7% 92.1% 90.7% Ratio (3) Investor 9.0% 5.7% 4.6% 2.5% 5.6% 6.5% 7.0% 6.4% 5.4% Condo/Co-op 10.5% 9.0% 8.6% 8.2% 10.3% 10.4% 10.5% 9.8% 8.8% (1) Percentage calculated based on unpaid principal balance of loans at time of acquisition. Single-family business volume refers to both single-family mortgage loans we purchased for our mortgage portfolio and single-family mortgage loans we securitized into Fannie Mae MBS. (2) The increase for 2010 and 2011 is the result of our Refi PlusTM initiative, which involves the refinance of existing Fannie Mae loans with loan-to-value ratios up to 125%. (3) Refi Plus and Home Affordable Refinance Program (HARP) started in April 2009. (4) FICO credit scores as reported by the seller of the mortgage loan at the time of delivery. (5) Represented as a percentage of total unpaid principal balance of loans at time of acquisition. (6) Primarily represents the refinance of existing Fannie Mae Alt-A loans through Refi Plus. 5

FannieMae

Fannie Mae Credit Profile by Key Product Features

Credit Characteristics of Single-Family Conventional Guaranty Book of Business

	Categories Not Mutually Exclusive [1]									
As of June 30, 2011	Negative Amortizing Loans	Interest Only Loans	Loans with FICO < 620[3]	Loans with FICO ≥ 620 and < 660[3]	Loans with Origination LTV Ratio > 90%	Loans with FICO < 620 and Origination LTV Ratio > 90%[3]	Alt-A Loans	Subprime Loans	Sub-total of Key Product Features[1]	Overall Book
Unpaid Principal Balance (billions) [2]	$9.9	$141.6	$92.5	$194.8	$267.2	$20.1	$195.3	$6.2	$735.1	$2,794.0
Share of Single-Family Conventional Guaranty Book	0.4%	5.1%	3.3%	7.0%	9.6%	0.7%	7.0%	0.2%	26.3%	100.0%
Average Unpaid Principal Balance [2]	$115,729	$242,797	$121,419	$134,688	$151,587	$118,303	$160,221	$147,572	$150,837	$156,294
Serious Delinquency Rate	7.97%	16.28%	13.65%	10.37%	8.82%	19.36%	13.04%	25.86%	10.06%	4.08%
Origination Years 2005-2008	56.3%	83.5%	60.9%	57.6%	50.8%	67.0%	72.3%	85.3%	59.6%	33.7%
Weighted Average Origination Loan-to-Value Ratio	70.8%	75.0%	76.7%	77.1%	97.4%	98.1%	73.2%	77.1%	80.8%	71.2%
Origination Loan-to-Value Ratio > 90%	0.3%	8.9%	21.7%	20.3%	100.0%	100.0%	6.2%	6.7%	36.4%	9.6%
Weighted Average Mark-to-Market Loan-to-Value Ratio	100.9%	115.5%	89.1%	90.1%	109.4%	112.5%	99.7%	108.5%	97.9%	77.8%
Mark-to-Market Loan-to-Value Ratio > 100% and <= 125%	13.0%	24.4%	17.0%	16.5%	33.0%	32.9%	18.3%	22.8%	22.0%	9.7%
Mark-to-Market Loan-to-Value Ratio > 125%	34.7%	33.9%	13.3%	14.4%	19.2%	24.6%	22.7%	25.6%	17.7%	7.2%
Weighted Average FICO [3]	707	725	588	641	709	591	717	621	690	737
FICO < 620 [3]	6.9%	1.4%	100.0%	—	7.5%	100.0%	0.9%	49.4%	12.6%	3.3%
Fixed-rate	0.6%	32.1%	81.6%	83.9%	88.5%	78.8%	67.3%	66.9%	76.0%	89.4%
Primary Residence	68.7%	85.3%	96.7%	94.1%	96.0%	99.2%	77.7%	96.7%	89.9%	89.7%
Condo/Co-op	13.7%	16.2%	4.8%	6.5%	10.1%	5.9%	10.5%	4.3%	9.6%	9.4%
Credit Enhanced [4]	56.8%	18.7%	30.0%	28.5%	75.5%	87.7%	18.1%	59.6%	35.8%	14.3%
% of 2007 Credit Losses [5]	0.9%	15.0%	18.8%	21.9%	17.4%	6.4%	27.8%	1.0%	72.3%	100.0%
% of 2008 Credit Losses [5]	2.9%	34.2%	11.8%	17.4%	21.3%	5.4%	45.6%	2.0%	81.3%	100.0%
% of 2009 Credit Losses [5]	2.0%	32.6%	8.8%	15.5%	19.2%	3.4%	39.6%	1.5%	75.0%	100.0%
% of 2010 Credit Losses [5]	1.9%	28.6%	8.0%	15.1%	15.9%	2.7%	33.2%	1.1%	68.4%	100.0%
% of Q1 2011 Credit Losses [5]	1.9%	27.9%	7.8%	14.9%	16.5%	2.3%	29.7%	0.9%	66.8%	100.0%
% of Q2 2011 Credit Losses [5] [6]	2.2%	27.5%	6.7%	14.1%	6.2%	1.0%	28.4%	-0.4%	59.9%	100.0%

(1) Loans with multiple product features are included in all applicable categories. The subtotal is calculated by counting a loan only once even if it is included in multiple categories.
(2) Excludes non-Fannie Mae securities held in portfolio and those Alt-A and subprime wraps for which Fannie Mae does not have loan-level information. Fannie Mae had access to detailed loan-level information for over 99% of its single-family conventional guaranty book of business as of June 30, 2011.
(3) FICO credit scores as reported by the seller of the mortgage loan at the time of delivery.
(4) Unpaid principal balance of all loans with credit enhancement as a percentage of unpaid principal balance of single-family conventional guaranty book of business for which Fannie Mae had access to loan level information. Includes primary mortgage insurance, pool insurance, lender recourse and other credit enhancement.
(5) Expressed as a percentage of credit losses for the single-family guaranty book of business. For information on total credit losses, refer to Fannie Mae's 2011 Q2 Form 10-Q.
(6) Q2 credit losses are negative (gain) for some loan categories due to a change in our estimates relating to make whole receivables. The increase in make whole receivables resulted in recoveries to credit losses.

6

FannieMae

Fannie Mae Credit Profile by Origination Year and Key Product Features

Credit Characteristics of Single-Family Conventional Guaranty Book of Business by Origination Year

As of June 30, 2011	Overall Book	Origination Year 2011	2010	2009	2008	2007	2006	2005	2004 and Earlier
Unpaid Principal Balance (billions) (1)	$2,794.0	$167.4	$578.8	$537.8	$224.5	$298.9	$207.1	$212.4	$567.0
Share of Single-Family Conventional Guaranty Book	100.0%	6.0%	20.7%	19.2%	8.0%	10.7%	7.4%	7.6%	20.3%
Average Unpaid Principal Balance (1)	$156,294	$196,911	$211,738	$201,933	$178,809	$176,393	$160,980	$147,979	$95,180
Serious Delinquency Rate	4.08%	0.01%	0.11%	0.37%	5.17%	12.75%	11.90%	7.06%	3.05%
Weighted Average Origination Loan-to-Value Ratio	71.2%	70.1%	68.7%	67.7%	74.6%	78.3%	75.3%	72.9%	70.1%
Origination Loan-to-Value Ratio > 90% (2)	9.6%	10.4%	7.2%	4.5%	12.5%	21.0%	12.4%	9.0%	8.6%
Weighted Average Mark-to-Market Loan-to-Value Ratio	77.8%	69.5%	69.0%	69.9%	88.1%	108.7%	108.9%	93.0%	59.5%
Mark-to-Market Loan-to-Value Ratio > 100% and <= 125%	9.7%	3.2%	2.9%	3.5%	20.4%	25.8%	21.6%	16.5%	5.0%
Mark-to-Market Loan-to-Value Ratio > 125%	7.2%	0.1%	0.2%	0.2%	7.7%	25.6%	27.3%	16.7%	2.4%
Weighted Average FICO (3)	737	757	762	760	731	705	708	717	718
FICO < 620 (3)	3.3%	0.6%	0.4%	0.4%	3.2%	8.2%	6.8%	5.0%	5.4%
Interest Only	5.1%	0.7%	1.1%	0.9%	6.0%	15.8%	17.3%	10.3%	1.9%
Negative Amortizing	0.4%	—	—	—	—	0.1%	1.2%	1.4%	0.8%
Fixed-rate	89.4%	92.6%	94.5%	97.2%	88.1%	80.3%	78.2%	79.9%	89.0%
Primary Residence	89.7%	86.9%	90.9%	92.4%	87.4%	88.3%	86.4%	87.0%	90.7%
Condo/Co-op	9.4%	9.8%	8.5%	8.4%	12.0%	11.4%	11.7%	10.6%	7.6%
Credit Enhanced (4)	14.3%	9.0%	6.9%	6.9%	27.0%	32.2%	22.0%	17.3%	12.1%
% of 2007 Credit Losses (5)	100.0%	—	—	—	—	1.9%	21.3%	23.6%	53.2%
% of 2008 Credit Losses (5)	100.0%	—	—	—	0.5%	27.9%	34.9%	19.3%	17.3%
% of 2009 Credit Losses (5)	100.0%	—	—	—	4.8%	36.0%	30.9%	16.4%	11.9%
% of 2010 Credit Losses (5)	100.0%	—	—	0.4%	7.0%	35.8%	29.2%	15.9%	11.7%
% of Q1 2011 Credit Losses (5)	100.0%	—	0.2%	1.0%	7.5%	36.5%	27.0%	16.1%	11.7%
% of Q2 2011 Credit Losses (5)	100.0%	—	0.7%	1.6%	0.1%	19.1%	33.2%	27.3%	18.0%
Cumulative Default Rate (6)	—	—	0.02%	0.10%	1.99%	7.65%	7.49%	4.49%	—

(1) Excludes non-Fannie Mae securities held in portfolio and those Alt-A and subprime wraps for which Fannie Mae does not have loan-level information. Fannie Mae had access to detailed loan-level information for over 99% of its single-family conventional guaranty book of business as of June 30, 2011.

(2) The increase for 2010 and 2011 is the result of our Refi Plus loans, which started in April 2009, and involve the refinance of existing Fannie Mae loans with loan-to-value ratios up to 125%.

(3) FICO credit scores as reported by the seller of the mortgage loan at the time of delivery.

(4) Unpaid principal balance of all loans with credit enhancement as a percentage of unpaid principal balance of single-family conventional guaranty book of business for which Fannie Mae has access to loan-level information. Includes primary mortgage insurance, pool insurance, lender recourse and other credit enhancement.

(5) Expressed as a percentage of credit losses for the single-family guaranty book of business. For information on total credit losses, refer to Fannie Mae's 2011 Q2 Form 10-Q.

(6) Defaults include loan liquidations other than through voluntary pay-off or repurchase by lenders and include loan foreclosures, preforeclosure sales, sales to third parties and deeds in lieu of foreclosure. Cumulative Default Rate is the total number of single-family conventional loans in the guaranty book of business originated in the identified year that have defaulted, divided by the total number of single-family conventional loans in the guaranty book of business originated in the identified year. For 2000 to 2004 cumulative default rates, refer to slide 15.

7

FannieMae

Fannie Mae Credit Profile by State

Credit Characteristics of Single-Family Conventional Guaranty Book of Business by State

As of June 30, 2011	Overall Book	AZ	CA	FL	NV	Select Midwest States [5]
Unpaid Principal Balance (billions) [1]	$2,794.0	$68.6	$516.8	$180.7	$29.8	$290.6
Share of Single-Family Conventional Guaranty Book	100.0%	2.5%	18.5%	6.5%	1.1%	10.4%
Average Unpaid Principal Balance [1]	$156,294	$152,471	$222,329	$141,052	$165,015	$122,806
Serious Delinquency Rate	4.08%	4.19%	2.94%	12.19%	7.88%	4.54%
Origination Years 2005-2008	33.7%	48.9%	28.4%	55.6%	54.0%	31.6%
Weighted Average Origination Loan-to-Value Ratio	71.2%	74.3%	64.5%	73.5%	74.7%	74.9%
Origination Loan-to-Value Ratio > 90%	9.6%	11.3%	4.2%	11.0%	9.9%	13.0%
Weighted Average Mark-to-Market Loan-to-Value Ratio	77.8%	108.9%	78.4%	107.5%	133.5%	81.7%
Mark-to-Market Loan-to-Value Ratio >100% and <=125%	9.7%	18.0%	9.9%	16.6%	15.3%	14.0%
Mark-to-Market Loan-to-Value Ratio >125%	7.2%	30.2%	11.2%	31.7%	50.3%	6.5%
Weighted Average FICO [2]	737	737	746	723	732	731
FICO < 620 [2]	3.3%	2.7%	1.8%	4.8%	2.7%	4.3%
Interest Only	5.1%	10.3%	7.7%	9.2%	14.3%	3.1%
Negative Amortizing	0.4%	0.4%	1.1%	0.8%	1.1%	0.1%
Fixed-rate	89.4%	83.7%	86.0%	83.9%	77.0%	89.3%
Primary Residence	89.7%	82.1%	88.1%	82.3%	79.5%	93.5%
Condo/Co-op	9.4%	4.7%	11.9%	14.3%	6.3%	10.8%
Credit Enhanced [3]	14.3%	14.1%	6.2%	16.5%	15.7%	18.1%
% of 2007 Credit Losses [4]	100.0%	1.8%	7.2%	4.7%	1.2%	46.6%
% of 2008 Credit Losses [4]	100.0%	8.0%	25.2%	10.9%	4.9%	21.1%
% of 2009 Credit Losses [4]	100.0%	10.8%	24.4%	15.5%	6.5%	14.8%
% of 2010 Credit Losses [4]	100.0%	10.0%	22.6%	17.5%	6.1%	13.6%
% of Q1 2011 Credit Losses [4]	100.0%	13.0%	29.2%	10.5%	7.5%	12.5%
% of Q2 2011 Credit Losses [4]	100.0%	17.5%	33.0%	3.3%	14.9%	6.1%

(1) Excludes non-Fannie Mae securities held in portfolio and those Alt-A and subprime wraps for which Fannie Mae does not have loan-level information. Fannie Mae had access to detailed loan-level information for over 99% of its single-family conventional guaranty book of business as of June 30, 2011.
(2) FICO credit scores as reported by the seller of the mortgage loan at the time of delivery.
(3) Unpaid principal balance of all loans with credit enhancement as a percentage of unpaid principal balance of single-family conventional guaranty book of business for which Fannie Mae has access to loan-level information. Includes primary mortgage insurance, pool insurance, lender recourse and other credit enhancement.
(4) Expressed as a percentage of credit losses for the single-family guaranty book of business. For information on total credit losses, refer to Fannie Mae's 2011 Q2 Form 10-Q.
(5) Select Midwest states are Illinois, Indiana, Michigan and Ohio.

8

FannieMae

Fannie Mae Alt-A Credit Profile by Key Product Features

Credit Characteristics of Alt-A Single-Family Conventional Guaranty Book of Business by Origination Year

As of June 30, 2011	Alt-A [1]	2011 [2]	2010 [2]	2009 [2]	2008	2007	2006	2005	2004 and Earlier
Unpaid principal balance (billions) [3]	$195.3	$2.9	$4.2	$1.6	$4.8	$48.6	$51.8	$36.1	$45.3
Share of Alt-A	100.0%	1.5%	2.1%	0.8%	2.5%	24.9%	26.5%	18.5%	23.2%
Weighted Average Origination Loan-to-Value Ratio	73.2%	72.1%	79.0%	74.4%	68.0%	75.0%	74.2%	72.7%	70.6%
Origination Loan-to-Value Ratio > 90% [4]	6.2%	20.0%	28.3%	19.9%	2.6%	8.5%	4.8%	3.3%	4.7%
Weighted Average Mark-to-Market Loan-to-Value Ratio	99.7%	71.7%	81.0%	78.7%	84.8%	114.0%	116.6%	103.7%	67.6%
Mark-to-Market Loan-to-Value Ratio > 100% and <=125%	18.3%	8.3%	15.2%	14.4%	17.0%	24.5%	22.3%	18.7%	8.0%
Mark-to-Market Loan-to-Value Ratio > 125%	22.7%	0.1%	0.4%	0.7%	8.3%	31.3%	33.6%	25.0%	5.0%
Weighted Average FICO [5]	717	747	734	736	725	710	712	722	719
FICO < 620 [5]	0.9%	1.9%	3.2%	3.5%	0.2%	0.6%	0.6%	0.4%	1.5%
Adjustable-rate	32.7%	2.1%	4.5%	3.8%	20.0%	32.2%	37.3%	42.7%	27.0%
Interest Only	27.8%	—	—	0.1%	7.2%	37.3%	37.5%	29.2%	13.0%
Negative Amortizing	2.6%	—	—	—	—	—	3.8%	6.1%	2.2%
Investor	17.6%	12.9%	11.9%	5.3%	18.4%	19.2%	16.9%	20.2%	15.6%
Condo/Co-op	10.5%	5.0%	9.5%	8.9%	6.8%	9.4%	11.4%	12.9%	9.7%
California	21.2%	20.8%	19.9%	16.4%	20.3%	21.3%	18.9%	20.3%	24.7%
Florida	11.9%	4.6%	3.5%	3.3%	9.7%	12.9%	14.0%	13.4%	8.8%
Credit Enhanced [6]	18.1%	2.0%	2.3%	1.6%	14.2%	18.4%	17.8%	20.7%	19.3%
2010 Serious Delinquent Rate	13.87%	—	0.44%	2.24%	10.29%	20.39%	19.41%	13.22%	6.44%
2011 Serious Delinquent Rate	13.04%	0.02%	1.17%	3.44%	10.43%	19.32%	18.41%	12.58%	6.46%
% of 2007 Credit Losses [7]	27.8%	—	—	—	—	0.7%	9.8%	9.7%	7.7%
% of 2008 Credit Losses [7]	45.6%	—	—	—	0.0%	12.4%	20.1%	9.7%	3.4%
% of 2009 Credit Losses [7]	39.6%	—	—	—	0.4%	13.4%	15.8%	7.3%	2.6%
% of 2010 Credit Losses [7]	33.2%	—	0.0%	0.0%	0.5%	11.8%	12.8%	5.7%	2.3%
% of Q1 2011 Credit Losses [7]	29.7%	—	—	—	0.4%	10.9%	11.3%	5.1%	2.0%
% of Q2 2011 Credit Losses [7][8]	28.4%	—	0.1%	0.1%	-0.2%	4.7%	11.3%	9.0%	3.4%
Cumulative Default Rate [9]	—	—	0.18%	0.86%	6.14%	14.81%	14.31%	9.18%	—

(1) "Alt-A mortgage loan" generally refers to a mortgage loan that can be underwritten with reduced or alternative documentation than that required for a full documentation mortgage loan but may also include other alternative product features. In reporting our Alt-A exposure, we have classified mortgage loans as Alt-A if the lenders that deliver the mortgage loans to us have classified the loans as Alt-A based on documentation or other product features. We have classified private-label mortgage-related securities held in our investment portfolio as Alt-A if the securities were labeled as such when issued.

(2) Newly originated Alt-A loans acquired in 2009, 2010, and 2011 consist of the refinance of existing alt-A loans under our Refi Plus Initiative.

(3) Excludes non-Fannie Mae securities held in portfolio and those Alt-A and subprime wraps for which Fannie Mae does not have loan-level information. Fannie Mae had access to detailed loan-level information for over 99% of its single-family conventional guaranty book of business as of June 30, 2011.

(4) The increase for 2009, 2010, and 2011 is the result of Refi Plus loans, which started in April 2009 and can have loan-to-value ratios up to 125%.

(5) FICO credit scores as reported by the seller of the mortgage loan at the time of delivery.

(6) Defined as unpaid principal balance of Alt-A loans with credit enhancement as a percentage of unpaid principal balance of all Alt-A loans. At June 30, 2011, 10.2% of unpaid principal balance of Alt-A loans carried only primary mortgage insurance (no deductible), 6.3% had only pool insurance (which is generally subject to a deductible), 1.2% had primary mortgage insurance and pool insurance, and 0.4% carried other credit enhancement such as lender recourse.

(7) Expressed as a percentage of credit losses for the single-family guaranty book of business. For information on total credit losses, refer to Fannie Mae's 2011 Q2 Form 10-Q.

(8) Q2 credit losses are negative (gain) for some loan categories due to a change in our estimates relating to make whole receivables. The increase in make whole receivables resulted in recoveries to credit losses.

(9) Defaults include loan liquidations other than through voluntary pay-off or repurchase by lenders and includes loan foreclosures, preforeclosure sales, sales to third parties and deeds in lieu of foreclosure. Cumulative Default Rate is the total number of single-family conventional loans in the guaranty book of business originated in the identified year that have defaulted, divided by the total number of single-family conventional loans in the guaranty book of business originated in the identified year.

9

Fannie Mae Single-Family Serious Delinquency Rates by State and Region (1) Serious Delinquency Rate by States 16% 14% 12% 10% 8% 6% 4% 2% 0% 2008 Q1 2008 Q2 2008 Q3 2008 Q4 2009 Q1 2009 Q2 2009 Q3 2009 Q4 2010 Q1 2010 Q2 2010 Q3 2010 Q4 2011 Q1 2011 Q2 AZ CA FL NV Select Midwest States (2) All Serious Delinquency Rate by Region (3) 8% 7% 6% 5% 4% 3% 2% 1% 0% 2008 Q1 2008 Q2 2008 Q3 2008 Q4 2009 Q1 2009 Q2 2009 Q3 2009 Q4 2010 Q1 2010 Q2 2010 Q3 2010 Q4 2011 Q1 2011 Q2 Midwest Northeast Southeast Southw Southwest West All (1) Calculated based on the number of loans in Fannie Mae’s single-family conventional guaranty book of business within each specified category. (2) Select Midwest states are Illinois, Indiana, Michigan and Ohio. (3) For information on which states are included in each region, refer to footnote 9 to Table 35 in Fannie Mae’s 2011 Q2 Form 10-Q. 10

FannieMae

Fannie Mae Single-Family Completed Workouts by Type


180,000
150,000
120,000
90,000
60,000
30,000
0
Number of Loans
122,352
153,707
134,285
105,323
78,079
80,195
2010 Q1
2010 Q2
2010 Q3
2010 Q4
2011 Q1
2011 Q2
Modifications
Repayment Plans Completed
Forbearances Completed
HomeSaver Advance™
Preforeclosure Sales and Deeds-in-Lieu

- Modifications involve changes to the original mortgage loan terms, which may include a change to the product type, interest rate, amortization term, maturity date and/or unpaid principal balance. Modifications include completed modifications made under the Administration's Home Affordable Modification Program (HAMP), which was implemented in March 2009, but do not reflect loans currently in trial modifications. Information on Fannie Mae loans under the Home Affordable Modification Program is provided on Slide 12.
- Repayment plans involve plans to repay past due principal and interest over a reasonable period of time through temporarily higher monthly payments. Loans with completed repayment plans are included for loans that were at least 60 days delinquent at initiation.
- Forbearances involve an agreement to suspend or reduce borrower payments for a period of time. Loans with forbearance plans are included for loans that were at least 90 days delinquent at initiation.
- Deeds in lieu of foreclosure involve the borrower's voluntarily signing over title to the property.
- In a preforeclosure sale, the borrower, working with the servicer, sells the home prior to foreclosure to pay off all or part of the outstanding loan, accrued interest and other expenses from the sale proceeds.
- HomeSaver Advance ™ are unsecured, personal loans designed to help qualified borrowers bring their delinquent mortgage loans current after a temporary financial difficulty. The Program was retired on September 30, 2010.

11

Home Affordable Modification Program (HAMP) Fannie Mae Loans Under HAMP Active Permanent HAMP As of June 30, 2011 reporting period Active HAMP Trials (1) Modification Total 33,129 220,275 Modification Structure Rate Reduction 100% 100% Term Extension 62% 66% Forbearance 18% 26% Median Monthly Principal and $407 $487 Interest Reduction % of June 30, 2011 SDQ Loans (2) 3% Data Source: United States Treasury Department as reported by servicers to the system of record for the Home Affordable Modification Program. (1) Active Permanent HAMP modifications exclude modifications on loans that subsequently canceled because the loans were 90+ days delinquent or have paid off. (2) Re-performance rates for modified single-family loans, including permanent HAMP modifications, are presented on Slide 14. Provides immediate payment relief to borrowers who are delinquent or in imminent risk of payment default. We require servicers to first evaluate all Fannie Mae problem loans for HAMP eligibility. If a borrower is not eligible for HAMP, our servicers are required to exhaust all other workout alternatives before proceeding to foreclosure. 12

FannieMae

Fannie Mae Modifications of Single-Family Delinquent Loans

Change in Monthly Principal and Interest Payment of Modified Single-Family Loans(1)(2)



100%
80%
60%
40%
20%
0%
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Decrease greater than 20% of Principal and Interest Payment
Decrease of less than or equal to 20% in Principal and Interest Payment
No Change in Principal and Interest Payment
Increase in Principal and Interest Payment

Modification Type of Single-Family Loans(1)(2)



100%
80%
60%
40%
20%
0%
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Capitalization of missed payments & other
Extend term, reduce rate and forbear principal
Extend term and reduce rate
Extend term only
Reduce rate only

(1) Excludes loans that were classified as subprime adjustable rate mortgages that were modified into fixed rate mortgages and were current at the time of modification. Modifications include permanent modifications, but do not reflect loans currently in trial modifications.

(2) Represents the change in the monthly principal and interest payment at the effective date of the modification. The monthly principal and interest payment on modified loans may vary, and may increase, during the remaining life of the loan.

13

Performance of Fannie Mae Modified Loans Re-performance Rates of Modified Single-Family Loans(1) 2009 2009 2010 2010 2010 2010 2011 % Current and Performing (2) Q3 Q4 Q1 Q2 Q3 Q4 Q1 3 months post modification 57% 78% 80% 79% 78% 81% 84% 6 months post modification 47% 69% 71% 73% 75% 77% n/a 9 months post modification 45% 62% 65% 71% 73% n/a n/a 12 months post modification 42% 58% 65% 70% n/a n/a n/a 15 months post modification 40% 60% 63% n/a n/a n/a n/a 18 months post modification 41% 58% n/a n/a n/a n/a n/a 21 months post modification 40% n/a n/a n/a n/a n/a n/a (1) Excludes loans that were classified as subprime adjustable rate mortgages that were modified into fixed rate mortgages and were current at the time of modification. Modifications include permanent modifications, but do not reflect loans currently in trial modifications. (2) Includes loans that are paid off. 14

Fannie Mae Single-Family Cumulative Default Rates Cumulative Default Rates of Single-Family Conventional Guaranty Book of Business by Origination Year 8.0% 2007 7.5% 2006 7.0% 6.5% 6.0% 5.5% 5.0% 4.5% 2005 4.0% 3.5% 3.0% Cumulative Default Rate 2.5% 2004 2.0% 2008 1.5% 2000 2003 2001 1.0% 2002 0.5% 2010 0.0% 2009 Yr1-Q1 Yr2-Q1 Yr3-Q1 Yr4-Q1 Yr5-Q1 Yr6-Q1 Yr7-Q1 Yr8-Q1 Yr9-Q1 Yr10-Q1 Yr11-Q1 Yr12-Q1 Time Since Beginning of Origination Year 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 Note: Defaults include loan liquidations other than through voluntary pay-off or repurchase by lenders and include loan foreclosures, preforeclosure sales, sales to third parties and deeds in lieu of foreclosure. Cumulative Default Rate is the total number of single-family conventional loans in the guaranty book of business originated in the identified year that have defaulted, divided by the total number of single-family conventional loans in the guaranty book of business originated in the identified year. Data as of June 30, 2011 are not necessarily indicative of the ultimate performance of the loans and performance is likely to change, perhaps materially, in future periods. 15

Fannie Mae Single-Family Real Estate Owned (REO) in Selected States REO Acquisitions (Number of Properties) REO REO Inventory as Inventory State of June 30, as of June Q2 2011 Q1 2011 2010 2009 2008 2007 2011 30, 2010 Beginning Balance 153,224 162,489 86,155 63,538 33,729 25,125 NA NA Arizona 4,858 5,971 20,691 12,854 5,532 751 7,738 8,427 California 8,179 9,571 34,051 19,565 10,624 1,681 20,224 16,630 Florida 3,154 2,919 29,628 13,282 6,159 1,714 9,510 13,179 Nevada 3,099 2,678 9,418 6,075 2,906 530 5,035 3,668 Select Midwest States (1) 7,316 8,962 45,411 28,464 23,668 16,678 30,266 29,945 All other States 27,091 23,448 122,879 65,377 45,763 27,767 62,946 57,461 Total Acquisitions 53,697 53,549 262,078 145,617 94,652 49,121 NA NA Total Dispositions (71,202) (62,814) (185,744) (123,000) (64,843) (40,517) NA NA Ending Inventory 135,719 153,224 162,489 86,155 63,538 33,729 NA NA (1) Select Midwest states are Illinois, Indiana, Michigan and Ohio. REO Net Sales Prices Compared With Unpaid Principal Balances of Mortgage Loans 2011 Q2 2011 Q1 2010 2009 2008 2007 2006 2005 55% 54% 57% 55% 68% 78% 83% 87% 16

FannieMae

Fannie Mae Multifamily Credit Profile by Loan Attributes

As of June 30, 2011	Loan Counts	Unpaid Principal Balance (Billions)	% of Multifamily Guaranty Book of Business (UPB)	% Seriously Delinquent [2]	% of 2010 Multifamily Credit Losses	% of 2011 YTD Multifamily Credit Losses
Total Multifamily Guaranty Book of Business [1]	41,075	$189.0	100%	0.46%	100%	100%
Credit Enhanced Loans:						
Credit Enhanced	36,821	$169.3	90%	0.43%	68%	77%
Non-Credit Enhanced	4,254	$19.7	10%	0.80%	32%	23%
Originating loan-to-value ratio: [3]						
Less than or equal to 70%	25,552	$98.5	52%	0.19%	8%	12%
Greater than 70% and less than or equal to 80%	12,160	$81.3	43%	0.80%	89%	80%
Greater than 80%	3,363	$9.1	5%	0.50%	3%	8%
Delegated Underwriting and Servicing (DUS ®) Loans: [4]						
DUS ® - Small Balance Loans [5]	7,601	$14.8	8%	0.50%	7%	6%
DUS ® - Non Small Balance Loans	11,197	$134.1	71%	0.31%	61%	76%
DUS ® - Total	**18,798**	**$148.9**	**79%**	**0.33%**	**68%**	**82%**
Non-DUS - Small Balance Loans [5]	20,892	$17.8	9%	1.36%	10%	12%
Non-DUS - Non Small Balance Loans	1,385	$22.3	12%	0.65%	22%	6%
Non-DUS - Total	**22,277**	**$40.1**	**21%**	**0.96%**	**32%**	**18%**
Maturity Dates:						
Loans maturing in 2011	600	$2.8	1%	2.33%	8%	1%
Loans maturing in 2012	1,814	$11.9	6%	0.27%	15%	9%
Loans maturing in 2013	3,366	$19.2	10%	0.39%	10%	6%
Loans maturing in 2014	2,698	$15.1	8%	0.13%	11%	11%
Loans maturing in 2015	3,274	$16.8	9%	0.59%	4%	6%
Other maturities	29,323	$123.1	65%	0.48%	52%	68%
Loan Size Distribution:						
Less than or equal to $750K	12,390	$4.0	2%	1.35%	2%	4%
Greater than $750K and less than or equal to $3M	15,014	$22.1	12%	1.09%	16%	14%
Greater than $3M and less than or equal to $5M	4,763	$17.3	9%	0.76%	17%	6%
Greater than $5M and less than or equal to $25M	7,892	$79.0	42%	0.49%	48%	55%
Greater than $25M	1,016	$66.6	35%	0.09%	17%	21%

(1) Excludes loans that have been defeased. Defeasance is prepayment of a loan through substitution of collateral.

(2) We classify multifamily loans as seriously delinquent when payment is 60 days or more past due.

(3) Weighted Average Original loan-to-value ratio is 66% as of June 30, 2011.

(4) Under the Delegated Underwriting and Servicing, or DUS ®, product line, Fannie Mae purchases individual, newly originated mortgages from specially approved DUS lenders using DUS underwriting standards and/or DUS loan documents. Because DUS lenders generally share the risk of loss with Fannie Mae, they are able to originate, underwrite, close and service most loans without our pre-review.

(5) Multifamily loans under $3 million and up to $5 million in high income areas.

17

Fannie Mae Multifamily Credit Profile by Acquisition Year


Multifamily SDQ Rate by Acquisition Year
SDQ Rate
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
2008
2007
2006
2005
2009
2010
2005
2006
2007
2008
2009
2010


Cumulative Defaults by Acquisition Year
Cumulative Default Rate
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
2008
2007
2006
2005
2009
2005
2006
2007
2008
2009

As of June 30, 2011	Unpaid Principal Balance (Billions)	% of Multifamily Guaranty Book of Business (UPB)	% Seriously Delinquent [(2)]	# of Seriously Delinquent loans [(2)]	% of 2010 Multifamily Credit Losses	% of 2011 YTD Multifamily Credit Losses
Total Multifamily Guaranty Book of Business [(1)]	$189.0	100%	0.46%	394	100%	100%
By Acquisition Year:						
2011	$10.5	6%	-	-	-	-
2010	$17.3	9%	0.04%	1	-	-
2009	$18.5	10%	0.05%	3	2%	13%
2008	$31.9	17%	0.91%	98	17%	30%
2007	$40.4	21%	0.54%	149	38%	24%
2006	$18.3	10%	0.49%	43	17%	6%
2005	$15.4	8%	0.24%	26	2%	5%
Prior to 2005	$36.7	19%	0.61%	74	25%	23%

(1) Excludes loans that have been defeased. Defeasance is prepayment of a loan through substitution of collateral.

(2) We classify multifamily loans as seriously delinquent when payment is 60 days or more past due.

18

FannieMae

Fannie Mae Multifamily Credit Profile by Region and State

As of June 30, 2011	Unpaid Principal Balance (Billions)	% of Multifamily Guaranty Book of Business (UPB)	% Seriously Delinquent (2)	% of 2010 Multifamily Credit Losses	% of 2011 YTD Multifamily Credit Losses
Total Multifamily Guaranty Book of Business (1)	$189.0	100%	0.46%	100%	100%
Region: (3)					
Midwest	$15.9	8%	0.98%	10%	14%
Northeast	$41.4	22%	0.38%	5%	4%
Southeast	$37.0	20%	0.81%	40%	46%
Southwest	$30.1	16%	0.50%	40%	25%
Western	$64.6	34%	0.18%	6%	10%
Top Five States by UPB:					
California	$50.9	27%	0.19%	2%	1%
New York	$24.7	13%	0.28%	1%	0%
Texas	$14.8	8%	0.39%	12%	19%
Florida	$9.1	5%	1.46%	13%	10%
Virginia	$7.4	4%	-	0%	0%
Asset Class: (4)					
Conventional/Co-op	$168.0	89%	0.52%	100%	93%
Seniors Housing	$14.2	8%	-	-	-
Manufactured Housing	$4.5	2%	0%	-	0%
Student Housing	$2.3	1%	0.14%	-	7%
Targeted Affordable Segment:					
Privately Owned with Subsidy (5)	$25.9	14%	0.35%	6%	16%
DUS & Non-DUS Lenders:					
DUS Lender: Bank (Direct, Owned Entity, or Subsidiary)	$92.7	49%	0.51%	44%	42%
DUS Lender Non-Bank Financial Instituition	$79.5	42%	0.35%	33%	57%
Non-DUS Lender: Bank (Direct, Owned Entity, or Subsidiary)	$15.4	8%	0.82%	15%	0%
Non-DUS Lender: Non-Bank Financial Instituition	$1.1	1%	-	9%	1%
Non-DUS Lender: Public Agency/Non Profit	$0.2	0%	0.48%	0%	0%

(1) Excludes loans that have been defeased. Defeasance is prepayment of a loan through substitution of collateral.

(2) We classify multifamily loans as seriously delinquent when payment is 60 days or more past due.

(3) For information on which states are included in each region, refer to Fannie Mae's 2011 Q2 Form 10-Q.

(4) Asset Class Definitions: Conventional/Co-Op Housing: Privately owned multifamily properties or multifamily properties in which the residents collectively own the property through their shares in the cooperative corporation. Seniors Housing: Multifamily rental properties for senior citizens. Manufactured Housing: A residential real estate development consisting of housing sites for manufactured homes, related amenities, utility services, landscaping, roads and other infrastructure. Student Housing: Multifamily rental properties in which 80% or more of the units are leased to undergraduate and/or graduate students.

(5) The Multifamily Affordable Business Channel focuses on financing properties which are under a regulatory agreement that provides long-term affordability, such as properties with rent subsidies or income restrictions.

19

Fannie Mae Multifamily 2011 YTD Credit Losses by State ($ Millions) Example: UPB in New York is greater than $10B and 2011 YTD Credit Losses were $1M Portfolio UPB(1) Concentration by State as of 06/30/2011 Numbers: Represent 2011 YTD credit losses (2) for each state. States with no numbers had less than $1 million in credit losses. Shading: Represent Unpaid Principal Balance (UPB) for each state as of June 30, 2011. (1) Excludes loans that have been defeased. Defeasance is prepayment of a loan through substitution of collateral. (2) Excludes $19M of credit related income from other Multifamily Mortgage Business investments. 20